$200,000,000
                                CREDIT AGREEMENT
                                      AMONG
                             RALCORP HOLDINGS, INC.
                                  as Borrower,
                            THE LENDERS NAMED HEREIN,
                                       and
                                  BANK ONE, NA,
                                    as Agent
                                   DATED AS OF
                                  July 10, 2000


                         BANC ONE CAPITAL MARKETS, INC.,
                                   as Arranger
                                       and
                              WACHOVIA BANK, N.A.,
                              as Syndication Agent


                         PNC BANK, NATIONAL ASSOCIATION
                             as Documentation Agent

                                TABLE OF CONTENTS
                                -----------------

ARTICLE  I
     DEFINITIONS                                                              1
ARTICLE  II
     THE  FACILITY
2.1.     The  Facility.                                                      14
2.2.     Advances.                                                           15
2.3.     Availability  of  Funds                                             16
2.4.     Commitment Fee; Reductions in Aggregate Commitment.                 16
2.5.     Minimum  Amount  of  Each  Advance                                  16
2.6.     Optional  Principal  Payments.                                      17
2.7.     Changes  in  Interest  Rate,  etc.                                  17
2.8.     Rates  Applicable  After  Default.                                  17
2.9.     Method  of  Payment                                                 17
2.10.    Notes;  Telephonic  Notices.                                        18
2.11     Interest  Payment  Dates;  Interest  and  Fee  Basis                17
2.12.    Notification of Advances, Interest Rates, Prepayments, Commitment
         Reductions  and  Issuance  Requests                                 18
2.13.    Lending  Installations.                                             18
2.14.    Non-Receipt  of  Funds  by  the  Agent                              18
2.15.    Taxes.                                                              19
2.16.    Agent's  Fees                                                       20
ARTICLE  III
     CHANGE  IN  CIRCUMSTANCES
3.1.     Yield  Protection                                                   20
3.2.     Changes  in  Capital  Adequacy  Regulations                         21
3.3.     Availability  of  Types  of  Advances                               21
3.4.     Funding  Indemnification                                            21
3.5.     Lender  Statements;  Survival  of  Indemnity                        22
ARTICLE  IV
     CONDITIONS  PRECEDENT
4.1      Initial  Loans                                                      22
4.2.     Each  Future  Advance                                               24
ARTICLE  V
     REPRESENTATIONS  AND  WARRANTS
5.1.     Corporate  Existence  and  Standing                                 24
5.2.     Authorization  and  Validity                                        25
5.3.     Compliance  with  Laws  and  Contracts                              25
5.4.     Governmental  Consents.                                             25
5.5.     Financial  Statements                                               25
5.6.     Material  Adverse  Change                                           26
5.7.     Taxes                                                               26
5.8.     Litigation  and  Contingent  Obligations                            26
5.9.     Subsidiaries  and  Capitalization                                   26
5.10.    ERISA                                                               27
5.11.    Defaults.                                                           27
5.12.    Federal  Reserve  Regulations                                       27
5.13.    Investment  Company;  Public  Utility  Holding  Company  Act        27
5.14.    Certain  Fees.                                                      27
5.15.    Solvency                                                            28
5.16.    Ownership  of  Properties                                           28
5.17.    Indebtedness                                                        28
5.18.    Subordinated  Indebtedness                                          28
5.19.    Employee  Controversies                                             28
5.20.    Material  Agreements                                                28
5.21.    Environmental  Laws                                                 29
5.22.    Insurance                                                           29
5.23.    Disclosure                                                          29
ARTICLE  VI
     COVENANTS     30
6.1.     Financial  Reporting                                                30
6.2.     Use  of  Proceeds                                                   31
6.3.     Notice  of  Default                                                 31
6.4.     Conduct  of  Business                                               31
6.5.     Taxes                                                               32
6.6.     Insurance                                                           32
6.7.     Compliance  with  Laws                                              32
6.8.     Maintenance  of  Properties                                         32
6.9.     Inspection.                                                         32
6.10.    Capital  Stock  and  Dividends                                      32
6.11.    Indebtedness                                                        33
6.12.    Merger                                                              33
6.13.    Sale  of  Assets                                                    33
6.14.    Sale  of  Accounts                                                  33
6.15.    Investments  and  Purchases                                         34
6.16.    Contingent  Obligations                                             35
6.17.    Liens                                                               35
6.18.    Lease  Rentals                                                      36
6.19.    Affiliates                                                          36
6.20.    Subordinated  Indebtedness;  Other  Indebtedness                    36
6.21.    Environmental  Matters                                              37
6.22.    Change  in  Corporate  Structure;  Fiscal  Year                     37
6.23.    Inconsistent  Agreements                                            37
6.24.    Financial  Covenants                                                37
6.25.    ERISA  Compliance.                                                  37
6.26.    Material  Subsidiaries                                              38
ARTICLE  VII
     DEFAULTS                                                                38
ARTICLE  VIII
ACCELERATION,  WAIVERS,  AMENDMENTS  AND  REMEDIES
8.1.     Acceleration                                                        40
8.2.     Amendments                                                          40
8.3.     Preservation  of  Rights                                            41
ARTICLE  IX
     GENERAL  PROVISIONS                                                     41
9.1.     Survival  of  Representations                                       41
9.2.     Governmental  Regulation                                            41
9.3.     Taxes                                                               41
9.4.     Headings                                                            41
9.5.     Entire  Agreement                                                   41
9.6.     Several  Obligations;  Benefits  of  this  Agreement                42
9.7.     Expenses;  Indemnification                                          42
9.8.     Numbers  of  Documents                                              42
9.9.     Accounting                                                          42
9.10.    Severability  of  Provisions                                        42
9.11.    Nonliability  of  Lenders.                                          42
9.12.    CHOICE  OF  LAW                                                     43
9.13.    CONSENT  TO  JURISDICTION                                           43
9.14.    WAIVER  OF  JURY  TRIAL                                             43
9.15.    Disclosure                                                          43
9.16.    Counterparts                                                        44
9.17.    Confidentiality                                                     44
ARTICLE  X
     THE  AGENT                                                              44
10.1.    Appointment                                                         44
10.2.    Powers                                                              45
10.3.    General  Immunity                                                   45
10.4.    No  Responsibility  for  Loans,  Recitals,  etc.                    45
10.5.    Action  on  Instructions  of  Lenders                               45
10.6.    Employment  of  Agents  and  Counsel                                45
10.7.    Reliance  on  Documents;  Counsel                                   46
10.8.    Agent's  Reimbursement  and  Indemnification                        46
10.9.    Notice  of  Default                                                 46
10.10.   Rights  as  a  Lender                                               46
10.11.   Lender  Credit  Decision.                                           46
10.12.   Successor  Agent                                                    47
10.13.   Documentation  Agent                                                47
ARTICLE  XI
     SETOFF;  RATABLE  PAYMENTS                                              47
11.1.    Setoff                                                              47
11.2.    Ratable  Payments                                                   47
ARTICLE  XII
     BENEFIT  OF  AGREEMENT;  ASSIGNMENTS;  PARTICIPATIONS                   48
12.1.    Successors  and  Assigns                                            48
12.2.    Participations.                                                     48
12.3.    Assignments.                                                        49
12.4.    Dissemination  of  Information                                      50
12.5.    Tax  Treatment                                                      50
ARTICLE  XIII
     NOTICES                                                                 50
13.1.    Giving  Notice.                                                     50
13.2.    Change  of  Address                                                 50

                                    EXHIBITS
                                    --------
Exhibit  A     -     Note
Exhibit  B     -     Compliance  Certificate
Exhibit  C     -     Assignment  Agreement
Exhibit  D     -     Form  of  General  Counsel  Opinion



                                    SCHEDULES
                                    ---------
Schedule  1      -     Commitments
Schedule  5.8    -     Material  Contingent  Obligations
Schedule  5.9    -     Subsidiaries  and  Capitalization
Schedule  5.10   -     ERISA
Schedule  5.14   -     Brokers'  Fees
Schedule  5.16   -     Properties
Schedule  5.17   -     Indebtedness
Schedule  6.15   -     Investments
Schedule  6.17   -     Liens

                                CREDIT AGREEMENT

     This Credit Agreement, dated as of July 10, 2000, is among RALCORP HOLDINGS, INC., a Missouri corporation (the "Borrower"), the Lenders and BANK
                                                --------
ONE, NA, a national banking association having its principal office in Chicago, Illinois, individually and as Agent.

                                R E C I T A L S:
                                - - - - - - - -

     A. RH Financial Corporation, a Nevada corporation and a Wholly-Owned Subsidiary of the Borrower ("RH Financial") is party to a certain Stock Purchase
                             ------------
Agreement (as hereinafter defined), pursuant to which RH Financial has agreed to purchase all of the outstanding shares of stock of RHM Holdings (USA) Inc., a Delaware corporation (the "RHM Acquisition").
                              ----------------

    B. The Borrower has requested that the Lenders make financial accommodations to it in an initial aggregate principal amount of $200,000,000, the proceeds of which the Borrower will use to finance (i) the RHM Acquisition, (ii) general corporate needs of the Borrower and its Subsidiaries (including, but not limited to, repurchasing its capital stock), (iii) working capital for the Borrower and its Subsidiaries, and (iv) non-hostile acquisitions by the Borrower.

   C. The Lenders are willing to extend such financial accommodations on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     As  used  in  this  Agreement:

     "Accounts Receivable Financing Program" means a program of sales or securitization of, or transfers of interests in, accounts receivable and related contract rights ("Receivables") by the Borrower or any Subsidiary on a limited
                    -----------
recourse basis pursuant to which the aggregate amount of financing thereunder shall not exceed $50,000,000 at any time outstanding, provided that such sale or
                                                      --------
transfer  qualifies  as  a  sale  under  Agreement  Accounting  Principles.

"Adjusted EBITDA" means, for any applicable computation period, the sum of (a) EBIT for such period plus (b) the Borrower's and Subsidiaries' amortization and
                      ----
depreciation  deducted  in  determining  Net  Income  for such period; provided,
                                                                       --------
however, that (i) Adjusted EBITDA shall be calculated giving pro forma effect for any Permitted Purchase during such period as though such Permitted Purchase occurred on the first day of such period, and (ii) in the event that the Borrower sells or otherwise disposes of all or any portion of the capital stock of Vail Resorts, Inc. during such period, then Adjusted EBITDA shall be calculated by subtracting (adding) all equity earnings (losses) attributable to such divested interest for such period.

"Adjusted Net Income" means, for any computation period (a) Net Income for such period, minus (plus) (b) earnings (losses) during such period attributable to
         -----   ----
the equity investment by the Borrower and its Subsidiaries in Vail Resorts, Inc. and included in the computation of Net Income for such period, plus (c) to the
                                                                 ----
extent not included in the computation of Net Income for such period, the sum of all proceeds in excess of book value (net of related costs, expenses, fees and taxes) received by the Borrower or any Subsidiary of the Borrower during such period from the sale or other disposition of the capital stock of Vail Resorts, Inc.

"Adjusted  Net Worth" means at any date (a) Net Worth minus (b) the value of the
                                                      -----
equity investment of the Borrower and its Subsidiaries in Vail Resorts, Inc. included in the computation of Net Worth at such date.

"Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower at the same time, of the same Type and for the same Eurodollar Interest Period.

 "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

"Agent"  means  Bank  One  in  its capacity as agent for the Lenders pursuant to
Article  X,  and  not  in its individual capacity as a Lender, and any successor
----------
Agent  appointed  pursuant  to  Article  X.
                                ----------

"Aggregate Commitment" means the aggregate of the Commitments of all the Lenders hereunder. The initial Aggregate Commitment is $200,000,000 as of the date hereof, as adjusted from time to time pursuant to the terms of this Agreement.

"Agreement" means this Credit Agreement, as it may be amended, modified or restated and in effect from time to time.

"Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with those used in preparing the Financial Statements; provided, however, that for purposes of
                                         --------  -------
all computations required to be made with respect to compliance by the Borrower with Section 6.24, such term shall mean generally accepted accounting principles
     ------------
as in effect on the date hereof, applied in a manner consistent with those used in preparing the Financial Statements.

"Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate for such day and (b) the Federal Funds Effective Rate most recently determined by the Agent plus of 1% per annum. "Alternate Base Rate Advance" means an Advance which bears interest at the Alternate Base Rate.

"Alternate Base Rate Loan" means a Loan which bears interest at the Alternate Base Rate.

"Applicable  Commitment  Fee  Percentage"  means  0.20%.

"Applicable Eurodollar Margin" means (a) at any time prior to the Revolving Credit Termination Date, the greater of (i) 1.00% and (ii) the sum of (A) the "Applicable Eurodollar Margin" then in effect pursuant to the Existing Credit Agreement, plus (B) 0.125% and (b) at any time on or after the Revolving Credit
            ----
Termination  Date,  the  greater  of  (i)  1.25%  and  (ii)  the  sum of (A) the
"Applicable Eurodollar Margin" then in effect pursuant to the Existing Credit Agreement, plus (B) 0.375%.
            ----

     "Arranger"  means  Banc  One  Capital  Markets,  Inc.  and  its successors.

     "Article" means an article of this Agreement unless another document is specifically referenced.

"Asset Disposition" means any sale, transfer or other disposition of any asset of the Borrower or any Subsidiary in a single transaction or in a series of related transactions (other than the sale of inventory or unused or obsolete equipment in the ordinary course).

"Authorized Officer" means any of the president, chief financial officer, treasurer or controller of the Borrower, acting singly.

"Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

"Bankruptcy Code" means Title 11, United States Code, sections 1 et seq., as the
                                                                 -- ---
same may be amended from time to time, and any successor thereto or replacement therefor which may be hereafter enacted.

     "Borrower"  means  Ralcorp  Holdings,  Inc.,  a  Missouri  corporation.

     "Borrowing  Date"  means  a  date  on  which  an  Advance  is  made.

     "Borrowing  Notice"  is  defined  in  Section  2.2.3.
                                           --------------

      "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market, and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

"Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

"Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Change"  is  defined  in  Section  3.2.
                                ------------

     "Change in Control" means (a) the acquisition by any Person, or two or more Persons acting in concert, including without limitation any acquisition effected by means of any transaction contemplated by Section 6.12, of beneficial
                                                   -------------
ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower, or (b) during any period of 25 consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the "Continuing Directors") who (i) were directors
                                   --------------------
of the Borrower on the first day of each such period or (ii) subsequently became directors of the Borrower and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Borrower, to constitute a majority of the board of directors of the Borrower.

"Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

"Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth in Schedule 1 hereto and as set forth in any Notice of Assignment relating to any assignment which has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time
              ---------------
pursuant  to  the  terms  hereof.

     "Condemnation"  is  defined  in  Section  7.8.
                                      ------------

     "Consolidated" or "consolidated", when used in connection with any calculation, means a calculation to be determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles.

"Consolidated Interest Expense" means, with respect to any period, the sum (without duplication) of (i) Consolidated interest expense of the Borrower and its Consolidated Subsidiaries for such period before the effect of interest income, as reflected on the Consolidated statements of income for the Borrower and its Consolidated Subsidiaries for such period, and (ii) Consolidated interest, yield or discount accrued during such period on the aggregate outstanding investment or claim held by purchasers, assignees or other transferees of (or of interests in) receivables of the Borrower and its Consolidated Subsidiaries in connection with a revolving Accounts Receivable Financing Program (regardless of the accounting treatment of such Accounts Receivable Financing Program).

"Consolidated Person" means, for the taxable year of reference, each Person which is a member of the affiliated group of the Borrower if Consolidated returns are or shall be filed for such affiliated group for federal income tax purposes or any combined or unitary group of which the Borrower is a member for state income tax purposes.

"Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract or application for a Letter of Credit.

"Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Conversion/Continuation  Notice"  is  defined  in  Section  2.7.
                                                         ------------

 "Default"  means  an  event  described  in  Article  VII.
                                             ------------

     "EBIT" means, for any applicable computation period, the Borrower's and Subsidiaries' Net Income on a consolidated basis, plus (a) consolidated Federal,
                                                  ----
state, local and foreign income and franchise taxes paid or accrued during such period and (b) Consolidated Interest Expense for such period, minus (or plus)
                                                                 -----     ----
equity earnings (or losses) during such period attributable to equity investments by the Borrower and its Subsidiaries in the capital stock or other equity interests in any Person which is not a Subsidiary (other than Vail Resorts, Inc.).

"Environmental Claims" means all claims, investigations, litigation, administrative proceedings, notices, requests for information, whether pending or threatened, or judgements or orders, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for any violation of any Environmental Laws, or for any Release or injury to the environment.

"Environmental Laws" means all federal, state and local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, direct duties, requests, licenses, approvals, certificates, decrees, standards, permits and other authorizations of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters, including without limitations, chemical substances, air emissions, effluent discharges and the storage, treatment, transport and disposal of Hazardous Materials.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"Eurodollar Advance" means an Advance which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section 2.2.3.
                                            --------------

"Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, and having a maturity equal to such Eurodollar Interest Period, provided that, (i) if Reuters Screen FRBD is not
                               --------
available to the Agent for any reason, the applicable Eurodollar Base Rate for the relevant Eurodollar Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, and having a maturity equal to such Eurodollar Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Eurodollar Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Eurodollar Interest Period.

"Eurodollar Interest Period" means, with respect to a Eurodollar Advance, a period of seven days or one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. A Eurodollar Interest Period of one, two, three or six months shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; provided, however, that if there is no such numerically corresponding day in
--------   -------
such next, second, third or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day; provided, however, that if, with respect to a
                                  --------   -------
Eurodollar Interest Period of one, two, three or six months, said next succeeding Business Day falls in a new month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

"Eurodollar  Loan"  means  a  Loan requested by the Borrower pursuant to Section
                                                                         -------
2.2.3  which  bears  interest  at  a  Eurodollar  Rate.
-----

"Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period, plus (b) the Applicable Eurodollar Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

"Existing Credit Agreement" means that certain credit agreement among Bank One, as agent, the financial institutions party thereto, and Ralcorp Holdings, Inc. dated as of April 28, 1999, as amended, restated, replaced or refinanced.

"Facility Termination Date" means April 10, 2001, as such date may be extended pursuant to Section 2.1.4.
              --------------

"Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Financial  Statements"  is  defined  in  Section  5.5.
                                               ------------

     "Fiscal Quarter" means one of the four three-month accounting periods comprising a Fiscal Year.

"Fiscal Year" means the twelve-month accounting period ending September 30 of each year.

"Governmental Authority" means any government (foreign or domestic) or any state or other political subdivision thereof or any governmental body, agency, authority, department or commission (including without limitation any taxing authority or political subdivision) or any instrumentality or officer thereof (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned or controlled by or subject to the control of any of the foregoing.

"Guarantors" means Bremner, Inc., Cascade Cookie Company, Inc., Flavor House Products, Inc., James P. Linette, Inc., Martin Gillet & Co., Inc., Nutcracker Brands, Inc., RH Financial Corporation, Ripon Foods, Inc., Sugar Kake Cookie Inc., Wortz Company, and each other Material Subsidiary.

"Hazardous Materials" means any toxic or hazardous waste, substance or chemical or any pollutant, contaminant, chemical or other substance defined or regulated pursuant to any Environmental Laws, including, without limitation, asbestos, petroleum or crude oil.

"Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or similar instruments,
(e) Capitalized Lease Obligations, (f) Rate Hedging Obligations, (g) Contingent Obligations, (h) the face amount of any Letter of Credit, (i) obligations under so-called "synthetic leases" and (j) repurchase obligations or liabilities of such Person with respect to accounts or notes receivable sold by such Person.

"Interest Expense Coverage Ratio" means for any applicable computation period of the Borrower, the ratio of EBIT to the Borrower's Consolidated Interest Expense for such period, all as determined in accordance with Agreement Accounting Principles.

"Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

"Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

"Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

"Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

"Leverage Ratio" means, with respect to the Borrower on a consolidated basis with its Subsidiaries, at the end of any Fiscal Quarter, the ratio of (a) Total Debt at the end of such Fiscal Quarter to (b) Adjusted EBITDA for the four Fiscal Quarters then ending.

"Lien" means any security interest, lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

"Loan" means, with respect to a Lender, such Lender's portion of any Advance and "Loans" means, with respect to the Lenders, the aggregate of all Advances.

"Loan Documents" means this Agreement, the Notes, the Subsidiary Guaranty and the other documents and agreements contemplated hereby and executed by the Borrower in favor of the Agent or any Lender.

     "Margin  Stock"  has  the meaning assigned to that term under Regulation U.

     "Material Adverse Effect" means a material adverse effect on (a) the business, Property, condition (financial or other) and results of operations of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

"Material Subsidiary" means a Subsidiary of the Borrower organized under the laws of a jurisdiction located within the United States and at any time having assets with a fair market value in excess of $10,000,000; provided, however,
                                                              --------  -------
that any special purpose Subsidiary established for the purpose of entering into the Accounts Receivable Financing Program shall not be a Material Subsidiary.

     "Moody's"  means  Moody's  Investor  Services,  Inc.

     "Net Income" means, for any computation period, with respect to the Borrower on a consolidated basis with its Subsidiaries (other than any Subsidiary which is restricted from declaring or paying dividends or otherwise advancing funds to its parent whether by contract or otherwise), cumulative net income earned during such period as determined in accordance with Agreement Accounting Principles, but (i) excluding any non-cash charges or gains which are unusual, non-recurring or extraordinary and (ii) including, to the extent not otherwise included in the determination of Net Income, all cash dividends and cash distributions received by the Borrower or any Subsidiary from any Person in which the Borrower or such Subsidiary has made an Investment pursuant to Section
                                                                         -------
6.15(j).
-------

"Net Worth" means at any date the consolidated common stockholders' equity of the Borrower and its consolidated Subsidiaries determined in accordance with Agreement Accounting Principles.

"Note"  means  a  promissory note in substantially the form of Exhibit A hereto,
                                                               ---------
duly executed and delivered to the Agent by the Borrower for the account of each Lender and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

      "Notice  of  Assignment"  is  defined  in  Section  12.3.2.
                                                 ---------------

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under any of the Loan Documents.

     "Participants"  is  defined  in  Section  12.2.1.
                                      ---------------

     "Payment Date" means the last day of each March, June, September and December.

"PBGC"  means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Permitted  Purchase"  means  an  acquisition permitted by Section 6.15(m).
                                                                ---------------

     "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, limited liability company, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

"Plan" means an employee pension benefit plan, as defined in Section 3(2) of ERISA, as to which the Borrower or any member of the Controlled Group may have any liability.

"Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

"Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

"pro-rata" means, when used with respect to a Lender, and any described aggregate or total amount, an amount equal to such Lender's pro-rata share or portion based on its percentage of the Aggregate Commitment or if the Aggregate Commitment has been terminated, its percentage of the aggregate principal amount of outstanding Advances.

"Purchase" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (a) acquires any ongoing business or all or substantially all of the assets of any firm, corporation or division or line of business thereof, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

"Purchasers"  is  defined  in  Section  12.3.1.
                               ---------------

"Ralston Obligations" means the indemnification obligations of the Borrower existing on the date hereof in favor of Ralston Purina Company with respect to its guaranty of the obligations of Ralston Resorts, Inc. under the Sports Facilities Refunding Revenue Bonds identified on Schedule 5.8.
                                                       -------------

"Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

"Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to depositary institutions.

"Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of such Board of Governors relating to the extension of credit by securities brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

"Regulation  U"  means  Regulation  U  of  the Board of Governors of the Federal
Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to such Persons.

"Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by the specified lenders for the purpose of purchasing or carrying margin stocks applicable to such Persons.

"Release" is defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 39601 et seq.
                                                       --  ---

"Rentals" of a Person means the aggregate fixed amounts payable by such Person under any operating lease of Property.

"Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, that a failure to meet the minimum
                                    --------
funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

"Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, 51% of the aggregate unpaid principal amount of the outstanding Loans.

"Reserve Requirement" means, with respect to a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

"Revolving Credit Termination Balance" means the aggregate principal amount of Advances outstanding on the Revolving Credit Termination Date after giving effect to any Advances repaid on such date.

"Revolving Credit Termination Date" means April 10, 2001 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

"RH  Financial"  is  defined  in  the  Recitals  to  this  Agreement.

"RHM  Acquisition"  is  defined  in  the  Recitals  to  this  Agreement.

"RHM Acquisition Documents" means the Stock Purchase Agreement and the other documents, certificates and agreements delivered in connection with the RHM Acquisition.

"Risk-Based  Capital  Guidelines"  is  defined  in  Section  3.2.
                                                         ------------

"S&P" means Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies.

"Section" means a numbered section of this Agreement, unless another document is specifically referenced.

"Single Employer Plan" means a Plan subject to Title IV of ERISA maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group, other than a Multiemployer Plan.

"Solvent" means, when used with respect to a Person, that (a) the fair saleable value of the assets of such Person is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities (including loss reserves as determined by such Person), whether or not reflected on a balance sheet prepared in accordance with Agreement Accounting Principles and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), (b) such Person is able to pay its debts or obligations in the ordinary course as they mature and (c) such Person does not have unreasonably small capital to carry out its business as conducted and as proposed to be conducted. "Solvency" shall have a correlative meaning.

"Stock Purchase Agreement" means that certain Stock Purchase Agreement, dated as of June 15, 2000 between Tomkins Overseas Holdings S.A., a company organized under the laws of Luxembourg, and RH Financial.

"Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Obligations to the written satisfaction of the Agent.

"Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(b) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

"Subsidiary Guaranty" means that certain Guaranty, dated as of the date hereof, duly executed and delivered by the Guarantors in favor of the Agent, on behalf of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

"Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (a) represents more than 15% of the consolidated tangible assets of the Borrower and its Subsidiaries, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the end of the Fiscal Quarter next preceding the date on which such determination is made, or (b) is responsible for more than 5% of the consolidated Net Income from continuing operations of the Borrower and its Subsidiaries for the 12-month period ending as of the end of the Fiscal Quarter next preceding the date of determination.

"Termination Event" means, with respect to a Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of the Borrower or any other member of the Controlled Group from such Plan during a plan year in which the Borrower or any other member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under
Section 4068(f) of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate such Plan or the treatment of an amendment of such Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Plan or (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Plan.

"Thomson"  means  Thomson  BankWatch  Inc.

"Total Debt" means (a) all Indebtedness of the Borrower and its Subsidiaries, on a consolidated basis, reflected on a balance sheet prepared in accordance with Agreement Accounting Principles, plus, without duplication (b)
                                                   ----
the face amount of all outstanding Letters of Credit in respect of which the Borrower or any Subsidiary has any reimbursement obligation and the principal amount of all Contingent Obligations of the Borrower and its Subsidiaries, plus
                                                                            ----
(c) the aggregate principal amount of all Indebtedness of a special purpose Subsidiary of the Borrower formed in connection with the sale of accounts receivable  and  other  forms  of  off-balance sheet financing, minus (d) to the
                                                                -----
extent included in clause (b) above, (i) up to $15,000,000 in aggregate face or principal amount of surety bonds and Letters of Credit relating to workers' compensation and similar benefits and (ii) the Ralston Obligations.

"Transferee"  is  defined  in  Section  12.4.
                               -------------

"Type" means, with respect to any Advance, its nature as an Alternate Base Rate Advance or Eurodollar Advance.

"UCC" means the Illinois Uniform Commercial Code as amended or modified and in effect from time to time.

"Unfunded Liability" means the amount (if any) by which the present value of all vested and unvested accrued benefits under a Single Employer Plan exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

"Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

"Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture, limited liability company or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                  THE FACILITY
                                  ------------

     2.1.     The  Facility.
              -------------

     2.1.1.     Description  of Facility.  The Lenders hereby establish in favor
                ------------------------
of the Borrower a revolving credit facility pursuant to which, and upon the terms and subject to the conditions herein set out. Each Lender severally agrees to make Loans to the Borrower in accordance with Section 2.2 in amounts
                                                          -----------
not to exceed in the aggregate at any one time outstanding the amount of its Commitment.

     2.1.2.     Facility Amount.  In no event may the aggregate principal amount
                ---------------
of all outstanding Advances at any time exceed the Aggregate Commitment. If at any time the aggregate amount of the Loans exceeds the Aggregate Commitment, the Borrower shall repay immediately its then outstanding Loans in such amount as may be necessary to eliminate such excess.

2.1.3.     Availability  of  Facility.  Subject  to the terms of this Agreement,
          --------------------------
from and including the date hereof to, but not including the Revolving Credit Termination Date the Borrower may borrow, repay and reborrow Advances hereunder. The Commitments to lend hereunder shall expire on the Revolving Credit Termination Date. Principal payments made after the Revolving Credit Termination Date may not be reborrowed.

2.1.4.     Required  Payments;  Termination.  Any  outstanding  Advances and all
           --------------------------------
other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date; provided that if Borrower (a) provides notice of extension of
                   --------
the Facility Termination Date not less than 5 Business Days and not more than 30 Business Days prior to the Revolving Credit Termination Date and (b) on the date that Borrower provides such notice, Borrower pays an extension fee to the Agent for the ratable benefit of the Lenders, equal to 0.10% of the aggregate amount of Loans outstanding on the unextended Facility Termination Date, then, if and only if on the unextended Facility Termination Date no Default or Unmatured Default shall have occurred and be continuing, then on such date the Facility Termination Date shall be extended to January 10, 2002 with respect to the Revolving Credit Termination Balance. Any portion of the Revolving Credit Termination Balance remaining unpaid on January 10, 2002 shall be repaid in full on such date.

     2.2.     Advances.
              --------

     2.2.1.     Advances.  Each  Advance  hereunder  shall consist of borrowings
                --------
made from the several Lenders ratably in proportion to the amounts of their respective Commitments. The Borrower's obligation to pay the principal of, and interest on, the Advances shall be evidenced by the Notes. Although the Notes shall be dated the date of the initial Advance, interest in respect thereof shall be payable only for the periods during which the Loans evidenced thereby are outstanding and, although the stated amount of each Note shall be equal to the applicable Lender's Commitment, each Note shall be enforceable, with respect to the Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Loans at the time evidenced thereby.

2.2.2     Advance  Rate  Options.  The  Advances  may  be  Alternate  Base  Rate
          ----------------------
Advances  or  Eurodollar  Advances,  or  a  combination thereof, selected by the
Borrower  in  accordance  with  Section  2.2.3  or 2.2.4.  No Advance may mature
                                --------------     -----
after, or have a Eurodollar Interest Period which extends beyond, the Facility Termination Date.

2.2.3.     Method  of  Selecting  Types  and  Eurodollar  Interest  Periods  for
           ---------------------------------------------------------------------
Advances. The Borrower shall select the Type of each Advance and, in the case of each Eurodollar Advance, the Eurodollar Interest Period applicable to such Advance from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) on the Borrowing
    ----------------
Date of each Alternate Base Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance. A Borrowing Notice shall specify:
(a)     the Borrowing Date, which shall be a Business Day, of such Advance;
(b) the aggregate amount of such Advance, which, when added to all outstanding Advances and after giving effect to the repayment of any such outstanding Advances or Loans out of the proceeds of the requested Advance, shall not exceed the Aggregate Commitment;
(c)     the  Type  of  Advance  selected;  and
(d) in the case of each Eurodollar Advance, the Eurodollar Interest Period applicable thereto (which may not end after the Facility Termination Date).

     2.2.4.     Conversion  and Continuation of Outstanding Advances.  Alternate
                ----------------------------------------------------
Base Rate Advances shall continue as Alternate Base Rate Advances unless and until such Alternate Base Rate Advances are converted into Eurodollar Advances. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Eurodollar Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into an Alternate Base Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Eurodollar Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another
Eurodollar  Interest  Period.  Subject to the terms of Section 2.5, the Borrower
                                                       -----------
may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any
                                             --------
Eurodollar Advance shall be made on, and only on, the last day of the Eurodollar Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least one Business Day, in the case of a conversion into an Alternate Base Rate Advance, or at least three Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:
(a) the requested date, which shall be a Business Day, of such conversion or continuation;
(b) the aggregate amount and Type of Advance which is to be converted or continued; and
(c) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of an Eurodollar Advance, the duration of the Eurodollar Interest Period applicable thereto.

     2.3.   Availability  of  Funds.  Not later than noon (Chicago time) on each
            -----------------------
Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

     2.4.     Commitment  Fee;  Reductions  in  Aggregate  Commitment.
              -------------------------------------------------------
(a)     The  Borrower agrees to pay to the Agent for the ratable account of each Lender a commitment fee equal to the Applicable Commitment Fee Percentage per annum on the daily unborrowed portion of such Lender's Commitment from the date hereof to and including the Revolving Credit Termination Date, payable in arrears on each Payment Date hereafter and on the Revolving Credit Termination Date.
(b) The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders, in a minimum amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment
                  --------  -------
may not be reduced below the aggregate principal amount of the outstanding Loans. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

     2.5.     Minimum  Amount  of  Each  Advance.  Each  Advance shall be in the
              ----------------------------------
minimum amount of $10,000,000 (and in integral multiples of $1,000,000 if in excess thereof); provided, however, that (a) any Alternate Base Rate Advance may
                 --------  -------
be in the amount of the unused Aggregate Commitment and (b) in no event shall more than six (6) Eurodollar Advances be permitted to be outstanding at any time.

     2.6.   Optional Principal Payments. The Borrower may from time to time pay,
            ---------------------------
without penalty or premium, all outstanding Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Advances upon one Business Day's prior notice to the Agent in the case of an Alternate Base Rate Advance or three
Business Days' prior notice to the Agent in the case of a Eurodollar Advance. Any prepayment of a Eurodollar Advance prior to the last day of the applicable Eurodollar Interest Period shall be subject to the indemnity provisions of
Section  3.4.
------------

     2.7.     Changes  in  Interest Rate, etc.  Each Alternate Base Rate Advance
              --------------------------------
shall bear interest at the Alternate Base Rate from and including the date of such Advance or the date on which such Advance was converted into an Alternate Base Rate Advance to (but not including) the date on which such Alternate Base Rate Advance is paid or converted to a Eurodollar Advance. Changes in the rate of interest on that portion of any Advance maintained as an Alternate Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest from and including the first day of the Eurodollar Interest Period applicable thereto to, but not including, the last day of such Eurodollar Interest Period at the interest rate determined as applicable to such Eurodollar Advance. No Eurodollar Interest Period may end after the Facility Termination Date.

     2.8.     Rates  Applicable  After Default.  Notwithstanding anything to the
              --------------------------------
contrary  contained  in  Section  2.2.3  and  2.2.4,  no Advance may be made as,
                         --------------       -----
converted into or continued as a Eurodollar Advance (except with the consent of the Agent and the Required Lenders) when any Default or Unmatured Default has occurred and is continuing. During the continuance of a Default the Required
Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of
Section  8.2  requiring  unanimous consent of the Lenders to changes in interest
------------
rates), declare that each Eurodollar Advance and Alternate Base Rate Advance shall bear interest (for the remainder of the applicable Eurodollar Interest Period in the case of Eurodollar Advances) at a rate per annum equal to the rate otherwise applicable plus two percent (2%) per annum; provided, however, that
                                                         --------  -------
such increased rate shall automatically and without action of any kind by the Lenders become and remain applicable until revoked by the Required Lenders in the event of a Default described in Section 7.6 or 7.7.
                                           ------------      ---

     2.9. Method of Payment.  All payments of the Obligations hereunder shall be
          -----------------
made, without setoff, deduction or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at
                                                             ------------
any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Chicago time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a
                      ------------
notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder, if the Agent has provided the Borrower with notice of each such payment at least one day prior to its becoming due hereunder.

     2.10.       Notes; Telephonic Notices.  Each Lender is hereby authorized to
                 -------------------------
record the principal amount of each of its Loans and each repayment on the schedule attached to its Note; provided, however, that neither the failure to so
                               --------  -------
record nor any error in such recordation shall affect the Borrower's obligations under such Note. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer or another management level employee designated in writing by an Authorized Officer to the Agent. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

2.11.     Interest  Payment  Dates; Interest and Fee Basis.  Interest accrued on
          ------------------------------------------------
each Alternate Base Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which an Alternate Base Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Eurodollar Interest Period, on any date on which the Eurodollar Advance or Absolute Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having a Eurodollar Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Eurodollar Interest Period. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.12.     Notification of Advances, Interest Rates, Prepayments, Commitment
               -----------------------------------------------------------------
Reductions  and  Issuance  Requests.  Promptly  after receipt thereof, the Agent
-----------------------------------
will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.13.     Lending  Installations.  Each  Lender  may  book its Loans at any
               ----------------------
Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

    2.14. Non-Receipt  of  Funds by the Agent.  Unless the Borrower or a Lender,
          -----------------------------------
as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan, or (b) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.
If the Borrower has not in fact made such payment to the Agent, the Lenders shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such day. If any Lender has not in fact made such payment to the Agent, such Lender or the Borrower shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day, or (b) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.15.     Taxes.
               -----
(a) Any payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes or any other tax based upon any income imposed on the Agent or any Lender by the jurisdiction in which the Agent or such Lender is incorporated or has its principal place of business. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in or pursuant to this Agreement; provided, however, that the Borrower shall not be
                               --------  -------
required to increase any such amounts payable to any Lender that is not organized under the laws of the U.S. or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section 2.15. Whenever
                                                         ------------
any Non-Excluded Taxes are payable by the Borrower, as promptly as practicable thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this
Section  2.15 shall survive the termination of this Agreement and the payment of
-------------
all  other  amounts  payable  hereunder.
(b) At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     2.16.     Agent's Fees.  The Borrower shall pay to the Agent those fees, in
               ------------
addition to the commitment fees referenced in Section 2.4(a), in the amounts and
                                              --------------
at  the  times  separately  agreed  to  between  the  Agent  and  the  Borrower.


                                   ARTICLE III

                             CHANGE IN CIRCUMSTANCES
                             -----------------------

3.1.     Yield  Protection.  If,  after  the date hereof, the adoption of or any
         -----------------
change in any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

(a) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding taxation of the overall net income of any Lender or applicable Lending Installation imposed by the jurisdiction in which such Lender or Lending Installation is incorporated or has its principal place of business), or changes (excluding increases in the income tax rates imposed by the jurisdiction in which the applicable Lender or Lending Installation is incorporated or has its principal place of business) the basis of taxation of principal, interest or any other payments to any Lender or Lending Installation in respect of its Loans or other amounts due it hereunder, or

(b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

(c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with any Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or resulting in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment.

3.2.     Changes  in  Capital  Adequacy Regulations.  If a Lender determines the
         ------------------------------------------
amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans (after taking into account such Lender's policies as to capital adequacy). "Change" means (a) any change after the date
                                     ------
of this Agreement in the Risk-Based Capital Guidelines, or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines"
                                                  -----------------------------
means (a) the risk-based capital guidelines in effect in the United States on the date of this Agreement and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices entitled "International Convergence of Capital Measurements and Capital Standards" and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3.     Availability  of Types of Advances.  If any Lender determines that
              ----------------------------------
maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (a) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available, or (b) the interest rate applicable to a Type of Advance does not accurately or fairly reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance until such circumstance no longer exists and require any Eurodollar Advances of the affected Type to be repaid.

     3.4.     Funding  Indemnification.  If  any payment of a Eurodollar Advance
              ------------------------
occurs on a date which is not the last day of the applicable Eurodollar Interest Period, whether because of acceleration, prepayment or otherwise, or any such Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify the Agent and each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Advance.

3.5.     Lender  Statements;  Survival  of  Indemnity.  To the extent reasonably
----     --------------------------------------------
possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of
               -------------     ---
Advance under Section 3.3, so long as such designation is not disadvantageous to
              -----------
such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under
Section  3.1,  3.2 or 3.4.  Such written statement shall set forth in reasonable
------------   ---    ---
detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.1, 3.2 and 3.4
                                                       ------------  ---     ---
shall  survive  payment  of  the  Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT
                              --------------------

4.1     Initial  Loans.  The  Lenders  shall not be required to make the initial
        --------------
Advances hereunder unless the Borrower has furnished the following to the Agent with sufficient copies for the Lenders and the other conditions set forth below have been satisfied, in each case on or before August 15, 2000:

     (a)     RHM  Acquisition.  Copies of the material RHM Acquisition Documents
             ----------------
and such other information with respect to the RHM Acquisition as the Agent may reasonably request, which shall be in form and substance satisfactory to the Agent, and a certificate of the Secretary or President of the Borrower confirming that all conditions precedent thereunder or otherwise to the consummation of the RHM Acquisition shall have been satisfied (and not waived in any material respect) and that the RHM Acquisition has been or is substantially contemporaneously being consummated.

     (b)     Charter  Documents;  Good  Standing  Certificates.  Copies  of  the
             -------------------------------------------------
certificate of incorporation of the Borrower, together with all amendments and other modifications thereto, certified by the appropriate governmental officer in its jurisdiction of incorporation, together with a good standing certificate issued by the Secretary of State of the jurisdiction of its incorporation and such other jurisdictions as shall be requested by the Agent.

(c)     By-Laws  and  Resolutions.  Copies,  certified  by  the  Secretary  or
        -------------------------
Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is a party.

(d)     Secretary's  Certificate.  An  incumbency  certificate,  executed by the
        ------------------------
Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

(e)     Officer's  Certificate.  A certificate, dated the date hereof, signed by
        ----------------------
an Authorized Officer of the Borrower, in form and substance satisfactory to the Agent, to the effect that: (i) on the initial Borrowing Date (both before and after giving effect to the making of any Loans no Default or Unmatured Default has occurred and is continuing; (ii) no injunction or temporary restraining order which would prohibit the making of any Loans or other litigation which could reasonably be expected to have a Material Adverse Effect is pending or, to the best of such Person's knowledge, threatened; (iii) each of the representations and warranties set forth in Article V of this Agreement is true
                                             ---------
and correct on and as of the initial Borrowing Date; and (iv) since September 30, 1999, no event or change has occurred that has caused or evidences a Material Adverse Effect.

(f)     Legal  Opinions.  A  written opinion of  R. W. Lockwood, General Counsel
        ---------------
for the Borrower and the Guarantors, addressed to the Agent and the Lenders in the form of Exhibit D attached hereto.
               ----------

(g)     Notes.  Notes  payable to the order of each of the Lenders duly executed
        -----
by  the  Borrower.

(h)     Loan  Documents.  Executed  originals  of this Agreement and each of the
        ---------------
Loan Documents, which shall be in full force and effect, together with all schedules, exhibits, certificates, instruments, opinions, documents and financial statements required to be delivered pursuant hereto and thereto.

(i)     Letters  of Direction.  Written money transfer instructions with respect
        ---------------------
to Advances in form and substance acceptable to the Agent and its counsel addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

(j)     Guarantor  Charter Documents; Good Standing Certificates.  Copies of the
        --------------------------------------------------------
articles or certificates of incorporation of each Guarantor, together with all amendments thereto, both certified by the Secretary or Assistant Secretary of such Guarantor, together with a good standing certificate issued by the Secretary of State of the jurisdiction of its incorporation and such other jurisdictions as shall be requested by the Agent.

(k)     Guarantor  By-Laws  and Resolutions.  Copies, certified by the Secretary
        -----------------------------------
or Assistant Secretary of each Guarantor, of its by-laws and Board of Directors' resolutions of such Guarantor (and resolutions of other bodies, if any are deemed necessary by counsel for the Agent) authorizing the execution, delivery and performance of the Loan Documents to which each such Guarantor is a party.

(l)     Guarantor  Secretary's Certificate.  An incumbency certificate, executed
        ----------------------------------
by the Secretary or Assistant Secretary of each Guarantor, which shall identify by name and title and bear the signature of the officers of such Guarantor authorized to sign the Loan Documents upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

(m)     Certificate  Under Existing Credit Agreement.  A copy of the certificate
        --------------------------------------------
executed by the chief financial officer, treasurer or controller of the Borrower and delivered to Bank One pursuant to Section 6.15(m) of the Existing Credit Agreement.

(n)     Fees.  Payment  of  fees as set forth in that certain commitment letter,
        ----
dated  as  of  June  15,  2000,  between  the  Agent  and  the  Borrower.

(o)     Other.  Such  other  documents as the Agent, any Lender or their counsel
        -----
may  have  reasonably  requested.

4.2.     Each  Future  Advance.  The  Lenders  shall not be required to make any
         ---------------------
Advance  unless  on  the  applicable  Borrowing  Date:

(a) There exists no Default or Unmatured Default and none would result from such Advance;

(b)     The  representations  and warranties contained in Article V are true and
                                                          ---------
correct  as  of  such  Borrowing  Date;

(c)     A  Borrowing  Notice, as applicable, shall have been properly submitted;
and

(d) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

     Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in
Section  4.2  have  been  satisfied.  Any  Lender  may  require a duly completed
------------
compliance  certificate  in  substantially  the  form  of  Exhibit B hereto as a
                                                           ---------
condition  to  making  an  Advance.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The  Borrower  represents  and  warrants to the Agent and the Lenders that:

     5.1.     Corporate  Existence and Standing.  The Borrower and each Material
              ---------------------------------
Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation and is duly authorized to conduct its business in each jurisdiction in which its business is conducted or proposed to be conducted except where the failure to be so qualified or authorized could not reasonably be expected to have a Material Adverse Effect.

     5.2.     Authorization  and Validity.  The Borrower and each Guarantor have
              ---------------------------
all requisite power and authority (corporate and otherwise) and legal right to execute and deliver (or file, as the case may be) each of the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery (or filing, as the case may be) by the Borrower and each Guarantor of the Loan Documents to which it is a party and the performance of their respective obligations thereunder have been duly authorized by proper corporate proceedings and the Loan Documents constitute legal, valid and binding obligations of the Borrower or such Guarantor, as applicable, enforceable against the Borrower or such Guarantor, as applicable, in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

     5.3.     Compliance  with  Laws  and  Contracts.  The  Borrower  and  its
              --------------------------------------
Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery by the Borrower or any Guarantor of the Loan Documents to which it is a party, the application of the proceeds of the Loans, the consummation of any transaction contemplated in the Loan Documents, nor compliance with the provisions of the Loan Documents will, or at the relevant time did, (a) violate any law, rule, regulation (including Regulations T, U and X), order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or the Borrower's or any Subsidiary's charter, articles or certificate of incorporation or by-laws, (b) violate the provisions of or require the approval or consent of any party to any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than Liens permitted by, the Loan Documents) in, of or on the property of the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement, or (c) require any consent of the stockholders of any Person.

     5.4.     Governmental  Consents.  No  order,  consent,  approval,
              ----------------------
qualification, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of, Governmental Authority, or any subdivision thereof, any securities exchange or other Person is or at the relevant time was required to authorize, or is or at the relevant time was required in connection with the execution, delivery, consummation or performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents, the application of the proceeds of the Loans or any other transaction contemplated in the Loan Documents.

     5.5.     Financial  Statements.  The  Borrower  has heretofore furnished to
              ---------------------
each of the Lenders (a) the September 30, 1999 audited consolidated financial statements of the Borrower and its Subsidiaries, and (b) the unaudited consolidated financial statements of the Borrower and its Subsidiaries through March 31, 2000 (collectively, the "Financial Statements"). Each of the
                                        ---------------------
Financial Statements was prepared in accordance with Agreement Accounting Principles and fairly presents the consolidated financial condition and operations of the Borrower and its Subsidiaries at such dates and the consolidated results of their operations for the respective periods then ended (except, in the case of such unaudited statements, for normal year-end audit adjustments).

     5.6.     Material Adverse Change.  Since September 30, 1999, there has been
              -----------------------
no change from that reflected in the Financial Statements, in the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect.

     5.7.     Taxes.  The  Borrower and its Subsidiaries have filed or caused to
              -----
be filed in correct form all United States federal and applicable foreign, state and local tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are in accordance with Agreement Accounting Principles.

     5.8.     Litigation  and  Contingent  Obligations.  There is no litigation,
              ----------------------------------------
arbitration,  proceeding,  inquiry  or  governmental  investigation  (including, without limitation, by the Federal Trade Commission) pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any Subsidiary or any of their respective Properties which could reasonably be expected to have a Material Adverse Effect or to prevent, enjoin or unduly delay the making of the Loans under this Agreement. Neither the Borrower nor any Subsidiary has any material Contingent Obligations except as set forth on
Schedule  5.8.
-------------

     5.9.     Subsidiaries  and Capitalization.  Schedule 5.9 hereto contains an
              --------------------------------   ------------
accurate list of all of the existing Subsidiaries as of the date of this Agreement, setting forth their respective jurisdictions of incorporation and the percentage of their capital stock owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are free and clear of all Liens, other than the Liens created by the Loan Documents. No authorized but unissued or treasury shares of capital stock of the Borrower or any Subsidiary are subject to any option, warrant, right to call or commitment of any kind or character. Except as set forth on Schedule 5.9,
                                                                   ------------
neither the Borrower nor any Subsidiary has any outstanding stock or securities convertible into or exchangeable for any shares of its capital stock, or any right issued to any Person (either preemptive or other) to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any of its capital stock or any stock or securities convertible into or exchangeable for any of its capital stock other than as expressly set forth in the certificate or articles of incorporation of the Borrower or such Subsidiary. Neither the Borrower nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding sentence except as otherwise set forth on Schedule 5.9. Except as set forth on Schedule 5.9, as of the date
              ------------                          ------------
hereof the Borrower does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity or partnership interest in any Person other than such Subsidiaries and Vail Resorts, Inc.

     5.10.     ERISA.  Except  as  disclosed  on  Schedule  5.10,  neither  the
               -----                              --------------
Borrower nor any other member of the Controlled Group maintains any Single Employer Plans, and no Single Employer Plan has any Unfunded Liability. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect. Each Plan complies in all respects with all applicable requirements of law and regulations, except where the failure to so comply could not reasonably be expected to cause the relevant Plan to become disqualified under the Code. Neither the Borrower nor any member of the Controlled Group has, with respect to any Plan, failed to make any contribution or pay any amount required under
Section 412 of the Code or Section 302 of ERISA or the terms of such Plan. There are no pending or, to the knowledge of the Borrower, threatened claims, actions, investigations or lawsuits against any Plan, any fiduciary thereof, or the Borrower or any member of the Controlled Group with respect to a Plan which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which would subject such Person to any material liability. Within the last five years neither the Borrower nor any member of the Controlled Group has engaged in a transaction which resulted in a Single Employer Plan with an Unfunded Liability being transferred out of the Controlled Group. No Termination Event has occurred or is reasonably expected to occur with respect to any Plan which is subject to Title IV of ERISA.

     5.11.     Defaults.  No  Default  or  Unmatured Default has occurred and is
               --------
continuing.

     5.12.     Federal  Reserve  Regulations.  Neither  the  Borrower  nor  any
               -----------------------------
Subsidiary is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. Neither the making of any Advance hereunder, nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X. Following the application of the proceeds of the Loans, less than 25% of the value (as determined by any reasonable method) of the assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder taken as a whole have been, and will continue to be, represented by Margin Stock.

     5.13.     Investment  Company; Public Utility Holding Company Act.  Neither
               -------------------------------------------------------
the Borrower nor any Subsidiary is, or after giving effect to any Advance will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.14.     Certain  Fees.  Other  than  as  disclosed  on  Schedule 5.14, no
               -------------                                   -------------
broker's or finder's fee or commission was, is or will be payable by the Borrower or any Subsidiary with respect to the transactions contemplated by this Agreement. The Borrower hereby agrees to indemnify the Agent and the Lenders against and agrees that it will hold each of them harmless from any claim, demand or liability for broker's or finder's fees or commissions alleged to have been incurred by the Borrower in connection with any of the transactions contemplated by this Agreement and any expenses (including, without limitation, attorneys' fees and time charges of attorneys for the Agent or any Lender, which attorneys may be employees of the Agent or any Lender) arising in connection with any such claim, demand or liability.

     5.15.     Solvency.  As  of  the  date  hereof,  after giving effect to the
               --------
consummation of the transactions contemplated by the Loan Documents and the payment of all fees, costs and expenses payable by the Borrower or its Subsidiaries with respect to the transactions contemplated by the Loan Documents, each of the Borrower and each Guarantor is Solvent.

     5.16.     Ownership  of  Properties.  Except  as set forth on Schedule 5.16
               -------------------------                           -------------
hereto, the Borrower and its Subsidiaries have a subsisting leasehold interest in, or good and marketable title, free of all Liens, other than those permitted by Section 6.17 or by any of the other Loan Documents, to all of the properties
    ------------
and assets reflected in the Financial Statements as being owned by it, except for assets sold, transferred or otherwise disposed of in the ordinary course of business since the date thereof. To the knowledge of the Borrower, there are no actual, threatened or alleged defaults with respect to any leases of real property under which the Borrower or any Subsidiary is lessee or lessor which could reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries own or possess rights to use all material licenses, patents, patent applications, copyrights, service marks, trademarks and trade names necessary to continue to conduct their business as heretofore conducted, and no such license, patent or trademark has been declared invalid, been limited by order of any court or by agreement or is the subject of any infringement, interference or similar proceeding or challenge, except for proceedings and challenges which could not reasonably be expected to have a Material Adverse Effect.

     5.17.     Indebtedness.  Attached hereto as Schedule 5.17 is a complete and
               ------------                      -------------
correct list of all Indebtedness of the Borrower and its Subsidiaries outstanding on the date of this Agreement (other than Indebtedness in a principal amount not exceeding $100,000 for a single item of Indebtedness and $500,000 in the aggregate for all such Indebtedness listed), showing the aggregate principal amount which was outstanding on such date.

     5.18.     Subordinated  Indebtedness.  The principal of and interest on the
               --------------------------
Notes and all other Obligations will constitute "senior debt" as that or any similar term is or may be used in any other instrument evidencing or applicable to any Subordinated Indebtedness of the Borrower.

     5.19.     Employee  Controversies.  There are no strikes, work stoppages or
               -----------------------
controversies pending or threatened between the Borrower or any Subsidiary and any of its employees, other than strikes, work stoppages or controversies arising in the ordinary course of business, which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.20.     Material  Agreements.  Neither the Borrower nor any Subsidiary is
               --------------------
a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect or which restricts or imposes conditions upon the ability of the Borrower or any Subsidiary to (a) pay dividends or make other distributions on its capital stock (b) make loans or advances to the Borrower, (c) repay loans or advances from Borrower or (d) grant Liens to the Agent to secure the Obligations. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

     5.21.     Environmental  Laws.  The  Borrower and its Material Subsidiaries
               -------------------
each conduct in the ordinary course of business a review of the effects of then existing Environmental Laws and then existing Environmental Claims on its business, condition (financial and other), results of operations and Property, and as a result thereof the Borrower and its Material Subsidiaries have reasonably concluded that the application of such Environmental Laws and the existence of such Environmental Claims, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.22.     Insurance.  The  Borrower  and  its  Subsidiaries  maintain  with
               ---------
financially sound and reputable insurance companies insurance on their Property in such amounts and covering such risks as is consistent with sound business practice.

     5.23.     Disclosure.  None  of  the  (a)  information, exhibits or reports
               ----------
furnished or to be furnished by the Borrower or any Subsidiary to the Agent or to any Lender in connection with the negotiation of the Loan Documents, or (b) representations or warranties of the Borrower or any Subsidiary contained in this Agreement, the other Loan Documents or any certificate or other written information furnished to the Agent or the Lenders by or on behalf of the Borrower or any Subsidiary pursuant to a request from the Agent or the Lenders permitted hereunder and for use in connection with the transactions contemplated by this Agreement, contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The pro forma financial information contained in such materials is based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made. There is no fact known to the Borrower (other than matters of a general economic nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and other written information furnished to the Lenders for use in connection with the transactions contemplated by this Agreement.

     5.24.     Acquisition.  The  Borrower  has  delivered  to  the  Agent true,
               -----------
complete and correct copies of the RHM Acquisition Documents (including all schedules, exhibits, annexes, amendments, supplements, modifications and all other documents delivered pursuant thereto or in connection therewith). The RHM Acquisition Documents as originally executed and delivered by the parties thereto have not been amended, waived, supplemented or modified in any material respect without the consent of the Agent. The representations and warranties of the Borrower set forth therein and, to the knowledge of the Borrower, the representations and warranties of the other parties set forth therein are true and correct in all material respects as of the date thereof. On the date of this Agreement, neither the Borrower nor any other party to any of the RHM Acquisition Documents is in default in the performance of or compliance with any provisions under the RHM Acquisition Documents. The RHM Acquisition has been consummated or is being consummated substantially contemporaneously with the execution of this Agreement and in accordance with applicable laws and regulations.

                                   ARTICLE VI

                                    COVENANTS
                                    ---------

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1.     Financial  Reporting.  The  Borrower will maintain, for itself and
              --------------------
each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, consistently applied, and furnish to the Lenders:

(a) As soon as practicable and in any event within 95 days after the close of each of its Fiscal Years, an unqualified audit report certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period and related statements of income, retained earnings and cash flows (but not consolidating statements of retained earnings or cash flows) accompanied by a certificate of said accountants that, in the course of the examination necessary for their certification of the foregoing, they have obtained no knowledge of Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

(b) As soon as practicable and in any event within 50 days after the close of the first three Fiscal Quarters of each of its Fiscal Years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating statements of income, retained earnings and cash flows (but not consolidating statements of retained earnings or cash flows)for the period from the beginning of such Fiscal Year to the end of such quarter, all certified by its chief financial officer, controller or treasurer.

(c) As soon as available, but in any event not later than the last Business Day in November of each year, a copy of the plan and forecast of the Borrowers, and its Subsidiaries for the next Fiscal Year organized by individual lines of business (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement).

(d)     Together  with  the financial statements required by clauses (a) and (b)
                                                             -----------     ---
above,  a  compliance  certificate in substantially the form of Exhibit B hereto
                                                                ---------
signed by its chief financial officer, controller or treasurer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

(e) Within 270 days after the close of each Fiscal Year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

(f) As soon as possible and in any event within 10 days after the Borrower knows that any Termination Event has occurred with respect to any Plan, a statement, signed by the chief financial officer, treasurer or controller of the Borrower, describing said Termination Event and the action which the Borrower proposes to take with respect thereto.

(g) As soon as possible and in any event within 10 days after the Borrower learns thereof, notice of the assertion or commencement of any claims, action, suit or proceeding against or affecting the Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect.

(h) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

(i) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

(j) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

     6.2.     Use  of  Proceeds.  The  Borrower  will,  and  will  cause  each
              -----------------
Subsidiary to, use the proceeds of the Advances to meet the general corporate and working capital needs of the Borrower and its Subsidiaries, including the making of stock redemptions and repurchases, dividends on its capital stock, the RHM Acquisition, Investments and non-hostile Purchases, all as permitted hereunder. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U) or to finance the Purchase of any Person which has not been approved and recommended by the board of directors (or functional equivalent thereof) of such Person.

     6.3.     Notice  of  Default.  The  Borrower  will  give  prompt  notice in
              --------------------
writing to the Lenders of the occurrence of (a) any Default or Unmatured Default and (b) of any other event or development, financial or other, relating specifically to the Borrower or any of its Subsidiaries (and not of a general economic or political nature) which could reasonably be expected to have a Material Adverse Effect.

     6.4.     Conduct  of  Business.  The  Borrower  will,  and  will cause each
              ---------------------
Subsidiary to, carry on and conduct its business in substantially the same manner as is presently conducted or in other consumer products markets and the manufacturing of ingredients therefor, and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to maintain such authority could not reasonably be expected to have a Material Adverse Effect.

     6.5.     Taxes.  The  Borrower  will,  and  will  cause each Subsidiary to,
              -----
timely file complete and correct United States federal and applicable foreign, state and local tax returns required by applicable law and pay when due all material taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

     6.6.     Insurance.  The  Borrower will, and will cause each Subsidiary to,
              ---------
maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice for similarly situated businesses in the industries in which the Borrower and its Subsidiaries operate, and the Borrower will furnish to the Agent and any Lender upon request full information as to the insurance carried.

     6.7.     Compliance  with  Laws.  The  Borrower  will,  and will cause each
              ----------------------
Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     6.8.     Maintenance of Properties.  The Borrower will, and will cause each
              -------------------------
Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.9.     Inspection.  The Borrower will, and will cause each Subsidiary to,
              ----------
permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate. The Borrower will keep or cause to be kept, and cause each Subsidiary to keep or cause to be kept, appropriate records and books of account in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with Agreement Accounting Principles consistently applied.

     6.10.     Capital  Stock and Dividends.  The Borrower will not, nor will it
               ----------------------------
permit any Subsidiary to, (a) issue or have outstanding any preferred stock, other than preferred stock not having mandatory redemption, retirement and other repurchase dates commencing less than 91 days after the Facility Termination Date then in effect or (b) declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock or any options or other rights in respect thereof at any time outstanding, except that (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Guarantor, (ii) so long as no Default or Unmatured Default exists before or after giving effect to the declaration or payment of such dividends or repurchase or redemption of such stock, the Borrower may repurchase or redeem its capital stock or declare and, within 45 days thereafter, pay dividends on its capital stock in an amount which, when added to the amount of all prior dividends and stock repurchases or redemptions from and after the date hereof does not exceed 20% of Net Worth at such time (before giving effect to such dividend, repurchase or redemption).

     6.11.     Indebtedness.  The  Borrower  will  not,  nor  will it permit any
               ------------
Subsidiary  to,  create,  incur  or  suffer  to  exist any Indebtedness, except:

(a)     the  Loans;

(b)     Indebtedness existing on the date hereof and described in Schedule 5.17;
                                                                  -------------
(c)     Contingent  Obligations  permitted  by  Section  6.16;
                                                -------------

(d)     Rate-Hedging  Obligations  incurred  in the ordinary course of business;

(e) Indebtedness arising in connection with the Accounts Receivable Financing Program;

(f)     Indebtedness  pursuant  to  the  Existing  Credit  Agreement;  and

(g) other Indebtedness so long as immediately after giving effect to the incurrence of such Indebtedness, the Borrower is in compliance with the financial covenants set forth in Section 6.24.
                                      -------------

     6.12.     Merger.  The Borrower will not, nor will it permit any Subsidiary
               ------
to, merge or consolidate with or into any other Person, except that (a) a Wholly-Owned Subsidiary may merge into the Borrower or any Wholly-Owned Subsidiary of the Borrower, (b) the Borrower or any Subsidiary may merge or consolidate with any other Person so long as the Borrower or such Subsidiary is the continuing or surviving corporation and, prior to and after giving effect to such merger or consolidation, no Default or Unmatured Default shall exist, and
(c) any Subsidiary may enter into a merger or consolidation as a means of effecting a disposition permitted by Section 6.13.
                                          -------------

     6.13.     Sale  of  Assets.  The  Borrower will not, nor will it permit any
               ----------------
Subsidiary to, lease, sell, transfer or otherwise dispose of its Property to any other Person except for (a) sales of inventory or unused or obsolete equipment in the ordinary course of business, and (b) leases, sales, transfers or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold, transferred or otherwise disposed of (other than inventory or unused or obsolete equipment sold in the ordinary course of business and accounts receivables transactions permitted by
Section  6.14)  as  permitted by this Section 6.13 since the date hereof, do not
-------------                         ------------
constitute a Substantial Portion of the Property of Borrower and its Subsidiaries.

     6.14.     Sale  of Accounts.  The Borrower will not, nor will it permit any
               -----------------
Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse, except that the Borrower or any Subsidiary may sell or otherwise grant an interest in its accounts receivable to other Persons, in each case pursuant to an Accounts Receivable Financing Program; provided, however, that any such sales or granting of interests in accounts
--------   -------
receivable shall, for all purposes of this Agreement, and regardless of the treatment thereof by the Borrower on its financial statements, be deemed an incurrence of Indebtedness.

     6.15.     Investments  and  Purchases.  The  Borrower will not, nor will it
               ---------------------------
permit any Subsidiary to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Purchases, except:

(a)     Short-term  obligations  of,  or  fully  guaranteed  by,  the  United
States of America and short-term obligations of United States government agencies;

(b)     Commercial paper rated A-1 or better by S&P or P-1 or better by Moody's;

(c) Demand deposit and money market bank accounts maintained in the ordinary course of business with commercial banks which are members of the Federal Deposit Insurance Corporation;

(d) Bankers acceptances and certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) rated B or better by Thomson, A or better by S&P or A2 or better by Moody's;

(e) Repurchase agreements with commercial banks (whether domestic or foreign) rated B or better by Thomson, A or better by S&P or A2 or better by Moody's, so long at least 102% of the principal amount of each repurchase agreement is collateralized by obligations of, or fully guaranteed by, the United States of America or by commercial paper rated A-1 or better by S&P or P-1 or better by Moody's;

(f) Loan participations and master notes with corporations rated A-1 or better by S&P or P-1 or better by Moody's and with commercial banks rated B or better by Thomson, A or better by S&P or A2 or better by Moody's;

(g) Money market preferred stock accounts in corporations rated A or better by S&P or A2 or better by Moody's or in other corporations so long as such Investments are secured by Letters of Credit issued by commercial banks rated B or better by Thomson, A or better by S&P or A2 or better by Moody's;

(h)     Existing  Investments  in  Subsidiaries  and  additional  Investments in
Guarantors;

(i)     Other  Investments  in  existence  on  the  date hereof and described in
Schedule  6.15  hereto;
     ---------

(j) Other Investments in Persons or Subsidiaries which are not Guarantors (including, without limitation, (i) any Investment in a joint venture and (ii) the creation of and the Investment in any Subsidiary that is not a Guarantor) in an aggregate amount not exceeding $20,000,000;

(k) Investments in, and the creation of, any special purpose Subsidiary created for the purpose of entering into the Accounts Receivable Financing Program;

(l) Additional equity Investments in Vail Resorts, Inc. necessary to permit the Borrower to retain equity accounting treatment for such Investment;

(m)     The  RHM  Acquisition;  and

(n) (i) Purchases not exceeding $15,000,000 in the case of any single Purchase or series of related Purchases, provided that there shall exist no
                                              --------
Default or Unmatured Default either immediately before or immediately after giving effect to any such Purchase, or (ii) Purchases in excess of $15,000,000 in the case of any single Purchase or series of related Purchases, provided
                                                                        --------
that (A) there shall exist no Default or Unmatured Default either immediately before or immediately after giving effect to any such Purchases and (B) the Borrower submits a certificate executed by the chief financial officer, treasurer or controller of the Borrower prior to closing any such transaction showing that the pro forma Leverage Ratio calculated after giving effect to such transaction for the period consisting of the four consecutive Fiscal Quarters then most recently ended (treating such Purchase as having occurred on the first day of such four-quarter period) does not exceed 2.50:1.

     6.16.     Contingent  Obligations.  The  Borrower  will  not,  nor  will it
               -----------------------
permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (a) by endorsement of instruments for deposit or collection in the ordinary course of business, (b) the Subsidiary Guaranty and (c) the Ralston Obligations.

     6.17.     Liens.  The  Borrower will not, nor will it permit any Subsidiary
               -----
to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

(a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books;

(b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure the payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

(c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(d) Liens arising out of good faith deposits in connection with or to secure performance of statutory obligations, surety and appeal bonds, government contracts, leases otherwise permitted hereunder, performance and return of money bonds and other similar obligations incurred in the ordinary course of business;

(e) Easements, minor defects or irregularities in title, building restrictions and such other encumbrances or charges against real property, all of which as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries;

(f)     Liens existing on the date hereof and described in Schedule 6.17 hereto,
                                                           -------------
including extensions, renewals and replacements thereof in whole or in part, so long as the principal amount of the Indebtedness secured thereby at the time of such extension, renewal or replacement is limited to all or any part of the Property (including improvements thereon) securing the Lien so extended, renewed or replaced;

(g) Liens on the Property of a Subsidiary of the Borrower and exclusively securing Indebtedness of such Subsidiary to the Borrower or any Guarantor;

(h) Liens of purchasers or providers of financing under an Accounts Receivable Financing Program in accordance with Section 6.14 herein;
                                                      -------------

(i) Liens securing Indebtedness under the Existing Credit Agreement; provided that such Liens shall equally and ratably secure the Obligations; and

(j) Other Liens securing aggregate principal Indebtedness at no time exceeding $25,000,000.

     6.18.     Lease  Rentals.  The  Borrower  will  not, nor will it permit any
               --------------
Subsidiary to, create, incur or suffer to exist obligations for Rentals in excess of $30,000,000 during any one Fiscal Year on a non-cumulative basis in the aggregate for the Borrower and its Subsidiaries.

     6.19.     Affiliates.  The  Borrower  will  not,  and  will  not permit any
               ----------
Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (a) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction, (b) transactions among the Borrower and Guarantors and (c) in connection with the Accounts Receivable Financing Program.

     6.20.     Subordinated Indebtedness; Other Indebtedness.  The Borrower will
               ---------------------------------------------
not, and will not permit any Subsidiary to, make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness.

     6.21.     Environmental  Matters.  The  Borrower shall and shall cause each
               ----------------------
of its Material Subsidiaries to conduct in the ordinary course of its business reviews of the effects of then existing Environmental Laws and then existing Environmental Claims on its business, condition (financial and other), results of operations and Property and to take all actions required by such Environmental Laws and in respect of such Environmental Claims, except where the failure to so act could not reasonably be expected to have a Material Adverse Effect.

     6.22.     Change  in  Corporate Structure; Fiscal Year.  The Borrower shall
               --------------------------------------------
not, nor shall it permit any Subsidiary to, (a) permit any amendment or modification to be made to its certificate or articles of incorporation or by-laws which is materially adverse to the interests of the Lenders or (b) change its Fiscal Year to end on any date other than September 30 of each year.

     6.23.     Inconsistent  Agreements.  Other  than  the  Existing  Credit
               ------------------------
Agreement, the Borrower shall not, nor shall it permit any Subsidiary to, enter into any indenture, agreement, instrument or other arrangement which, (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the Obligations, the granting of Liens to secure the Obligations, the provision of the Subsidiary Guaranty, the amending of the Loan Documents or the ability of any Subsidiary (other than a special purpose Subsidiary created for the purpose of entering into the Accounts Receivable Financing Program) to (i) pay dividends or make other distributions on its capital stock, (ii) make loans or advances to the Borrower or (iii) repay loans or advances from the Borrower or (b) contains any provision which would be violated or breached by the making of Advances or by the performance by the Borrower or any Subsidiary of any of its obligations under any Loan Document. The Borrower will promptly notify the Agent of any amendments, modification or waiver of the Existing Credit Agreement and, if requested to do so by the Agent, will promptly enter into a similar amendment, modification or waiver of this Agreement.

     6.24.     Financial  Covenants.  The  Borrower on a consolidated basis with
               --------------------
its  Subsidiaries  shall:

          6.24.1.  Adjusted  Net  Worth.  At  all  times  after the date hereof,
                        ------------------
maintain a minimum Adjusted Net Worth at least equal to the sum of (a) $193,300,000, plus (b) the sum of all cash proceeds (net of related costs,
               ----
expenses, fees and taxes) received by the Borrower or any Subsidiary of the Borrower from the issuance of its capital stock, plus (c) for each Fiscal
                                                        ----
Quarter ending after the date of the Existing Credit Agreement and prior to the time of determination, 50% of the Borrower's positive Adjusted Net Income for such Fiscal Quarter.

          6.24.2.  Leverage  Ratio.  As  of  the  end  of  each  Fiscal Quarter,
                   ---------------
maintain  a  Leverage  Ratio  of  not  more  than  3.00:1.00

          6.24.3.  Interest  Expense Coverage Ratio.  As of the end of each four
                   --------------------------------
Fiscal  Quarters  ending  after  the  date  hereof, maintain an Interest Expense
Coverage  Ratio  of  not  less  than  3.00:1.00

     6.25.     ERISA  Compliance.
               -----------------
     With  respect  to  any Plan, neither the Borrower nor any Subsidiary shall:

(a) engage in any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $2,000,000 could be imposed;

(b) incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) in excess of $2,000,000, whether or not waived, or permit any Unfunded Liability to exceed $2,000,000;

(c) permit the occurrence of any Termination Event which could result in a liability to the Borrower or any other member of the Controlled Group in excess of $2,000,000; or

(d) permit the establishment or amendment of any Plan or fail to comply with the applicable provisions of ERISA and the Code with respect to any Plan which could result in liability to the Borrower or any other member of the Controlled Group which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     6.26.     Material  Subsidiaries.  The  Borrower  shall  cause  each of its
               ----------------------
Subsidiaries which becomes a Material Subsidiary on or after the date hereof to join the Subsidiary Guaranty as a Guarantor pursuant to a joinder agreement in the form attached to the Subsidiary Guaranty within thirty (30) days of such Person becoming a Material Subsidiary.

                                   ARTICLE VII

                                    DEFAULTS
                                    --------

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any other Loan Document, any Loan or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made.

     7.2. Nonpayment of (a) any principal of any Note when due, or (b) any interest upon any Note or any commitment fee or other fee or obligations under any of the Loan Documents within five days after the same becomes due.

     7.3.     The  breach  by  the Borrower of any of the terms or provisions of
Section  6.2,  Section  6.3(a)  or  Sections  6.10  through  6.24.
------------   ---------------      --------------           ----

     7.4. The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of
                   -----------  ---    ---
this Agreement which is not remedied within thirty (30) days after written notice from the Agent or any Lender.

     7.5. Failure of the Borrower or any of its Subsidiaries to pay any Indebtedness aggregating in excess of $25,000,000 when due; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement or agreements under which any such Indebtedness was created or is governed, or the occurrence of any other event or existence of any other condition, the effect of any of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.

     7.6. The Borrower or any of its Subsidiaries shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6, (f) fail to contest in good faith any appointment
                  -----------
or  proceeding described in Section 7.7 or (g) become unable to pay, not pay, or
                            -----------
admit  in  writing its inability to pay, its debts generally as they become due.

     7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(d)
                                                                  --------------
shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty consecutive days.

     7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"),
                                                                 ------------
all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

     7.9. The Borrower or any of its Subsidiaries shall fail within thirty days to pay, bond or otherwise discharge any judgments or orders for the payment of an aggregate amount in excess of $10,000,000, which is not covered by undisputed insurance or stayed on appeal or otherwise being appropriately contested in good faith and as to which no enforcement actions have been commenced.

     7.10.     Any  Change  in  Control  shall  occur.

     7.11. The Subsidiary Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Subsidiary Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of the Subsidiary Guaranty, or any Guarantor denies that it has any further liability under the Subsidiary
Guaranty,  or  gives  notice  to  such  effect.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                 ----------------------------------------------

     8.1.     Acceleration.  If  any  Default  described  in  Section 7.6 or 7.7
              ------------                                    -----------    ---
occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

     If, within ten Business Days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in
Section  7.6  or  7.7  with  respect to the Borrower) and before any judgment or
------------      ---
decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     8.2.     Amendments.  Subject  to  the provisions of this Article VIII, the
              ----------                                       ------------
Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall,
                   --------  -------
without  the  consent  of  each  Lender:

(a) Extend the final maturity of any Loan or Note or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon;

(b)     Reduce  the  percentage specified in the definition of Required Lenders;

(c) Reduce the amount of or extend the date for the mandatory payments required under Section 2.1.2 or increase the amount of the Commitment of any
                 --------------
Lender  hereunder;

(d)     Subject  to  Section  2.1.4,  extend  the  Facility  Termination  Date;
                     --------------

(e)     Amend  this  Section  8.2;
                     ------------

(f)     Release  any  Guarantor  from  the  Subsidiary  Guaranty;  or

(g) Permit any assignment by the Borrower of its Obligations or its rights hereunder.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any
                             --------------
other  party  to  this  Agreement.

     8.3.     Preservation  of  Rights.  No  delay or omission of the Lenders or
              ------------------------
the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only
                                                      -----------
to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

     9.1.     Survival  of  Representations.  All representations and warranties
              -----------------------------
of the Borrower contained in this Agreement or of the Borrower or any Subsidiary contained in any Loan Document shall survive delivery of the Notes and the making of the Loans herein contemplated.

     9.2.     Governmental  Regulation.  Anything contained in this Agreement to
              ------------------------
the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3.     Taxes.  Any  stamp,  documentary  or similar taxes, assessments or
              -----
charges payable or ruled payable by any governmental authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

     9.4.     Headings.  Section  headings  in  the  Loan  Documents  are  for
              --------
convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.5.     Entire  Agreement.  The Loan Documents embody the entire agreement
              -----------------
and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, and the Lenders relating to the subject matter thereof other than the fee letter dated June 15, 2000 in favor of Bank One.

     9.6.     Several  Obligations;  Benefits of this Agreement.  The respective
              -------------------------------------------------
obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     9.7.     Expenses; Indemnification.  The Borrower shall reimburse the Agent
              -------------------------
and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Arranger, which attorneys may be employees of the Agent or the Arranger) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, syndication and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent, the Arranger or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent, the Arranger and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or thereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except to the extent that they arise out of the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

     9.8.     Numbers of Documents.  All statements, notices, closing documents,
              --------------------
and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     9.9.     Accounting.  Except  as  provided  to  the  contrary  herein,  all
              ----------
accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.10.     Severability  of  Provisions.  Any provision in any Loan Document
               ----------------------------
that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.11.     Nonliability  of  Lenders.  The relationship between the Borrower
               -------------------------
and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to the Borrower by the Agent or the Lenders is for the protection of the Agent and the Lenders and neither the Borrower nor any other Person is entitled to rely thereon. The Borrower agrees that neither the Agent nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any punitive, special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby or the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith.

     9.12.     CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A
               -------------
CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     9.13.     CONSENT TO JURISDICTION.  THE BORROWER HEREBY IRREVOCABLY SUBMITS
               -----------------------
TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO,
ILLINOIS;  PROVIDED,  THAT  SUCH  PROCEEDINGS  MAY BE BROUGHT IN OTHER COURTS IF
           --------
JURISDICTION  MAY  NOT  BE  OBTAINED  IN  A  COURT  IN  CHICAGO,  ILLINOIS.

     9.14.     WAIVER  OF  JURY  TRIAL.  THE BORROWER, THE AGENT AND EACH LENDER
               -----------------------
HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     9.15.     Disclosure.  The  Borrower and each Lender hereby (a) acknowledge
               ----------
and agree that Bank One and/or its Affiliates from time to time may hold other investments in, make other loans to or have other relationships with the Borrower, including, without limitation, in connection with any interest rate hedging instruments or agreements or swap transactions, and (b) waive any liability of Bank One or such Affiliate to the Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Bank One or its Affiliates.

     9.16.     Counterparts.  This  Agreement  may  be executed in any number of
               ------------
counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent that it has taken such action.

     9.17.     Confidentiality.  Each  Lender  agrees  to  take  normal  and
               ---------------
reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by the Borrower, or by the Agent on the Borrower's behalf, in connection with this Agreement or any other Loan Document, and no Lender shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement, except to the extent such information (a) was or becomes generally available to the public other than as a result of a disclosure by such Lender, or (b) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the
--------
Borrower  or  its  agents known to such Lender; provided, further, however, that
                                                --------  -------  -------
any Lender may disclose such information (i) after being advised by counsel (including internal counsel), at the request or pursuant to any requirement of any governmental or regulatory authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (ii) pursuant to subpoena or other court process, provided that, if it is lawful to
                                               --------
do so, such Lender shall give prompt notice to the Borrower of service thereof so that the Borrower may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 9.17; (iii) after being
                                                 ------------
advised by counsel (including internal counsel), when required to do so in accordance with the provisions of any applicable requirement of law; (iv) to the extent reasonably required in connection with any litigation or proceeding involving the Borrower or any of its Subsidiaries to which the Agent, any Lender or their respective Affiliates may be party, (v) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document, (vi) to such Lender's independent auditors and other professional advisors as to which such information has been identified as confidential, and (vii) to such Lender's Affiliates which have agreed to be bound by the same confidentiality obligations as apply to such Lender.

                                    ARTICLE X

                                    THE AGENT
                                    ---------

     10.1.     Appointment.  Bank  One  is  hereby appointed Agent hereunder and
               -----------
under each other Loan Document, and each of the Lenders authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express  conditions  contained  in  this  Article X.  The Agent shall not have a
                                          ---------
fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement.

     10.2.     Powers.  The  Agent shall have and may exercise such powers under
               ------
the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder, except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3.     General  Immunity.  Neither  the  Agent nor any of its directors,
               -----------------
officers, agents or employees shall be liable to the Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

     10.4.     No  Responsibility  for  Loans, Recitals, etc.  Neither the Agent
               ----------------------------------------------
nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder, (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except
                                                              ----------
receipt of items required to be delivered to the Agent and not waived at closing, or (d) the validity, effectiveness, sufficiency, enforceability or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5.     Action  on Instructions of Lenders.  The Agent shall in all cases
               ----------------------------------
be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or, to the extent required by Section 8.2, all Lenders), and
                                                  -----------
such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6.     Employment  of  Agents and Counsel.  The Agent may execute any of
               ----------------------------------
its duties as Agent hereunder and under any other Loan Document by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

     10.7.     Reliance  on  Documents; Counsel.  The Agent shall be entitled to
               --------------------------------
rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8.     Agent's  Reimbursement and Indemnification.  The Lenders agree to
               ------------------------------------------
reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, and
(c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents; provided, that no Lender shall be liable for any of the foregoing to the extent
--------
they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the
                                       ------------
Obligations  and  termination  of  this  Agreement.

     10.9.     Notice  of  Default.  The  Agent  shall  not  be  deemed  to have
               -------------------
knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.10.     Rights  as  a  Lender.  In  the event the Agent is a Lender, the
                ---------------------
Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

     10.11.     Lender  Credit  Decision.  Each Lender acknowledges that it has,
                ------------------------
independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12.     Successor  Agent.  The  Agent  may  resign at any time by giving
                ----------------
written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as
Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article X shall continue in
                                                     ---------
effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

     10.13.     Documentation  Agent;  Syndication Agent.  Any Lender identified
                ----------------------------------------
in this Agreement as a Documentation Agent or Syndication Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section
                                                                         -------
10.11.
-----

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS
                            ------------------------

     11.1.     Setoff.  In addition to, and without limitation of, any rights of
               ------
the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

     11.2.     Ratable Payments.  If any Lender, whether by setoff or otherwise,
               ----------------
has  payment made to it upon its Loans (other than payments received pursuant to
Section 3.1, 3.2 or 3.4) in a greater proportion than its pro-rata share of such
-----------  ---    ---
Loans, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to Indebtedness of the Borrower to a Lender, other than Indebtedness evidenced by any of the Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by such Notes.

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
                -------------------------------------------------

     12.1.     Successors  and  Assigns.  The  terms  and provisions of the Loan
               ------------------------
Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents, and (b) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (b) of this Section, any Lender may
      -------------                   ----------
at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall
      --------  -------
release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment
                                       ------------
thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     12.2.     Participations.
               --------------

     12.2.1.  Permitted  Participants;  Effect.  Any Lender may, in the ordinary
              --------------------------------
course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests
                                          ------------
in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

12.2.2.  Voting  Rights.  Each  Lender  shall  retain the sole right to approve,
         --------------
without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver which effects any of the modifications referenced in clauses (a) through
(g)  of  Section  8.2.
         ------------

12.2.3.  Benefit  of Setoff.  The Borrower agrees that each Participant shall be
         ------------------
deemed  to  have  the right of setoff provided in Section 11.1 in respect of its
                                                  ------------
participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided, that each Lender shall retain
                                         --------
the  right  of  setoff  provided  in  Section 11.1 with respect to the amount of
                                      ------------
participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received
             ------------
pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.
                  -------------

     12.3.     Assignments.
               -----------

     12.3.1.  Permitted  Assignments.  Any Lender may, in the ordinary course of
              ----------------------
its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and
                                  ----------
obligations  under the Loan Documents; provided, however, that in the case of an
                                       --------  -------
assignment to an entity which is not a Lender or an Affiliate of a lender, such assignment shall be in a minimum amount of $5,000,000. Such assignment shall be substantially in the form of Exhibit C hereto or in such other form as may be
                                ---------
agreed to by the parties thereto. The consent of the Agent and, so long as no Default is continuing, the Borrower shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consent shall not be unreasonably withheld.

12.3.2.  Effect;  Effective Date.  Upon (a) delivery to the Agent of a notice of
         -----------------------
assignment,  substantially in the form attached as Exhibit I to Exhibit C hereto
                                                                ---------
(a  "Notice  of  Assignment"),  together  with  any consents required by Section
     ----------------------                                              -------
12.3.1,  and  (b)  payment  of  a  $3,500  fee  to the Agent for processing such
------
assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, (a) such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and (b) the transferor Lender shall be released with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent
                                --------------
and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case, to the extent applicable, in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

     12.4.     Dissemination  of  Information.  The  Borrower  authorizes  each
               ------------------------------
Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and
                                                                ----------
any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries.

     12.5.     Tax  Treatment.  If  any  interest  in  any  Loan  Document  is
               --------------
transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.15.
                                                  -------------

                                  ARTICLE XIII

                                     NOTICES
                                     -------

     13.1.     Giving  Notice.  Except  as  otherwise  permitted by Section 2.10
               --------------                                       ------------
with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing, by facsimile, first class U.S. mail or overnight courier and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with first class postage prepaid, return receipt requested, shall be deemed given three (3) Business Days after deposit in the U.S. mail; any notice, if transmitted by facsimile, shall be deemed given when transmitted; and any notice given by overnight courier shall be deemed given when received by the addressee.

     13.2.     Change  of  Address.  The  Borrower, the Agent and any Lender may
               -------------------
each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                           [signature pages to follow]

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.
     RALCORP  HOLDINGS,  INC.
     By:     ___________________________________
Print  Name:     _____________________________
     Title:     ___________________________________
     Address:     800  Market  Street
St.  Louis,  Missouri  63101
Attn:     _______________
Telecopy:     (314)  877-7729
Telephone:     (314)  877-____
     BANK  ONE,  NA,
     Individually  and  as  Agent
By:_______________________________________
Print  Name:________________________________
Title:  _____________________________________
     Address:     1  Bank  One  Plaza
Suite  IL1-0173
Chicago,  Illinois  60670
Attn:     William  J.  Oleferchik
Telecopy:     (312)  732-3888
Telephone:     (312)  732-2947

     WACHOVIA  BANK,  N.A.,
     Individually  as  a  Lender
     By:_______________________________________
     Print  Name:  Walter  R.  Gillikin
     Title:  Senior  Vice  President
     Address:     191  Peachtree  Street,  N.E.
Atlanta,  Georgia  30303

     Phone:     (404)  332-5747
     Fax:     (404)  332-6898

PNC  BANK,  NATIONAL  ASSOCIATION
     Individually  as  a  Lender
By:---------_______________________________________
Print  Name:________________________________
Title:  _____________________________________
     Address:     One  South  Wacker  Drive
Suite  2980
Chicago,  IL  60606
Attn:     Robert  A.  Krasnow
Telecopy:     (312)  338-5620
Telephone:     (312)  338-5693

                                   SCHEDULE 1

     LENDER                              COMMITMENT
     ------                              ----------

Bank  One,  NA                                   $  85,000,000
Wachovia  Bank,  NA                              $  75,000,000
PNC  Bank,  National  Association                    $  40,000,000

     AGGREGATE  COMMITMENT:      $200,000,000
719383.5
719383.5